Exhibit 99.1

FOR IMMEDIATE RELEASE	Investor/Press Contact:
James Gallagher
Chief Financial Officer
Bluefly, Inc.
212-944-8000 ext. 286
james.gallagher@bluefly.com

BLUEFLY PRESENTATION AT 15TH ANNUAL NEEDHAM GROWTH CONFERENCE

AT THE NEW YORK PALACE HOTEL ON JANUARY 17, 2013

NEW YORK – January 16, 2013 – Bluefly, Inc. (NASDAQ Capital Market: BFLY), a leading online retailer of designer brands, fashion trends and superior value (www.bluefly.com / www.belleandclive.com), today announced that Joseph Park, the Company’s Chief Executive Officer, will be presenting a company overview to participants at the 15th Annual Needham Growth Conference on January 17, 2013 at 2:50 PM EST. The conference will take place at the New York Palace Hotel at 455 Madison Avenue, New York, NY. The Company will host one-on-one meetings with prospective investors throughout the conference. The presentation materials are available at the Company’s website at www.bluefly.com and have been filed as an exhibit to the Company’s Form 8-K filed with the Securities and Exchange Commission on January 16, 2013.

About Bluefly, Inc.

Founded in 1998, Bluefly, Inc. (NASDAQ Capital Market: BFLY) is a leading online retailer of designer brands, fashion trends and superior value. Bluefly is headquartered at 42 West 39th Street in New York City, in the heart of the Fashion District. In 2011, Bluefly expanded its portfolio, launching Belle & Clive, a Members-only shopping destination that presents highly-curated selections of important brands via limited-time sale events. For more information, please call 212-944-8000 or visit www.bluefly.com.

This press release may include statements that constitute “forward-looking statements,” usually containing the words “believe,” “project,” “expect” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. The risks and uncertainties are detailed from time to time in reports filed by the Company with the Securities and Exchange Commission, including Forms 8-K, 10-Q and 10-K. These risks and uncertainties include, but are not limited to, the following: the Company’s history of losses and anticipated future losses; the risk of availability of additional capital, if required, to satisfy the Company’s needs for cash flow, inventory supply and growth of the business; the Company’s ability to realize benefits from new initiatives such as its members-only web site Belle and Clive; risks related to the Company’s shift in strategy to emphasize inventory turns over product margin; the risks that our reduction in spending on offline marketing in favor of online methods will continue to be successful; risks associated with the new Belle & Clive initiative; risks associated with the slow recovery from the unfavorable general economic environment; risks associated with affiliates of Rho Ventures, LP, affiliates of Soros Fund Management, private funds associated with Maverick Capital Ltd. and affiliates of Prentice Capital Management, LP each owning a significant portion of our stock; the potential failure to forecast revenues and/or to make adjustments to our operating plans necessary as a result of any failure to forecast accurately; unexpected changes in fashion trends; cyclical variations in the apparel and e-commerce markets; risks associated with our dependence on certain concentrations of suppliers for a material portion of our inventory; the risk of default by us under our

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credit facility and the consequences that might arise from us having granted a lien on substantially all of our assets under that agreement; risks of litigation related to the sale of unauthentic or damaged goods and litigation risks related to sales in foreign countries; our potential exposure to product liability claims in the event that products sold by us are defective; the dependence on third parties and certain relationships for certain services, including our dependence on UPS and USPS (and the risks of a mail slowdown due to terrorist activity) and our dependence on our third-party web hosting, fulfillment and customer service centers; online commerce security risks; our ability to raise additional capital, if needed, to support the growth of our business; risks related to brand owners’ efforts to limit our ability to purchase products indirectly; management of potential growth; the competitive nature of our business and the potential for competitors with greater resources to enter the business; the availability of merchandise; the need to further establish brand name recognition; risks associated with our ability to handle increased traffic and/or continued improvements to our Web Site; rising return rates; dependence upon executive personnel who do not have long-term employment agreements; the successful hiring and retaining of new personnel; risks associated with expanding our operations; risks associated with potential infringement of other’s intellectual property; the potential inability to protect our intellectual property; government regulation and legal uncertainties; uncertainties relating to the imposition of sales tax on Internet sales and our ability to utilize our net operating losses.